UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 6, 2009

REWARDS NETWORK INC.

(Exact Name of Registrant Specified in its Charter)

Delaware	1-13806	84-6028875
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Two North Riverside Plaza, Suite 950 Chicago, Illinois	60606
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (312) 521-6767

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03	AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

As previously reported, at the 2009 Annual Meeting of Stockholders held on June 11, 2009, the stockholders of Rewards Network Inc. authorized a one-for-three reverse split of the Company’s outstanding shares of common stock. On June 11, 2009, the Board of Directors approved the implementation of the reverse stock split to take effect prior to the opening of markets on Tuesday, July 7, 2009 with respect to stockholders of record at the close of business on Monday, July 6, 2009. In addition, on June 11, 2009, the Company’s stockholders authorized a reduction in the number of authorized shares of the Company’s common stock from seventy million (70,000,000) to twenty-five million (25,000,000), and the Board of Directors approved the implementation of the reduction in the number of authorized shares of common stock effective at the same time as the reverse stock split.

On July 6, 2009, the Company filed a Certificate of Amendment to the Company’s Certificate of Incorporation with the Secretary of State of the State of Delaware that (1) effects the one-for-three reverse stock split and (2) decreases the total number of authorized shares of common stock, par value $0.02 per share, from seventy million (70,000,000) to twenty-five million (25,000,000). Effective as of 7:00 p.m., Eastern time, on July 6, 2009, each three shares of the Company’s common stock, par value $0.02 per share, issued and outstanding or held by the Company as treasury stock shall, automatically and without any action on the part of the respective holders thereof, be combined and converted into one share of common stock, par value $0.02 per share, of the Company. No fractional shares shall be issued and, in lieu thereof, any holder of less than one share of common stock shall, upon due surrender of any certificate previously representing a fractional share, be entitled to receive cash for such holder’s fractional share based upon the volume weighted average price of the Company’s common stock on July 6, 2009, as reported on the NASDAQ Stock Market.

A copy of the Certificate of Amendment to the Company’s Certificate of Incorporation is attached hereto as Exhibit 3.1 and is incorporated by reference herein.

ITEM 8.01	OTHER EVENTS.

The previously announced one-for-three reverse split of the Company’s outstanding shares of common stock becomes effective on July 6, 2009, at 7:00 p.m., Eastern time. The reverse stock split is effective with respect to stockholders of record at the close of business on July 6, 2009. As a result of the reverse stock split, each three shares of common stock will be combined into one share of common stock and the total number of shares of common stock outstanding (excluding treasury shares) will be reduced from approximately 26.1 million shares to approximately 8.7 million shares.

Stockholders will receive cash in lieu of any fraction of a share that any stockholder would otherwise be entitled to receive as a result of the reverse stock split.

The Company’s common stock will trade under the symbol “DINED” for 20 days to designate that it is trading on a post-reverse stock split basis. The common stock will resume trading under the symbol “DINE” after the 20-day period.

The Company has retained American Stock Transfer & Trust Company (“AST”) to act as exchange agent for the reverse stock split. AST will manage the exchange of old, pre-reverse stock split shares for new post-reverse stock split shares. Stockholders of record as of 7:00 p.m., Eastern Time, on July 6, 2009, will receive a letter of transmittal providing instructions for the exchange of their shares. Stockholders who hold their shares in “street name” will be contacted by their banks or brokers with any instructions. For further information, stockholders and securities brokers should contact AST at (877) 248-6417 after July 6, 2009.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(c)	Exhibits.

Exhibit No.	Description of Exhibit
3.1	Certificate of Amendment to the Certificate of Incorporation of Rewards Network Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REWARDS NETWORK INC.

By:	/s/ Roya Behnia
Roya Behnia
Senior Vice President, General Counsel and Secretary

Dated: July 6, 2009

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
3.1	Certificate of Amendment to the Certificate of Incorporation of Rewards Network Inc.